Exhibit 99.1

Synergy Pharmaceuticals Announces Positive End-of-Phase 2 Meeting with FDA for Plecanatide in Chronic Idiopathic Constipation

Phase 3 Pivotal Program to be Initiated in the Fourth Quarter of 2013

Synergy Pharmaceuticals Inc. (Nasdaq: SGYP) today announced that it has completed an End-of-Phase 2 meeting with the U.S. Food and Drug Administration (FDA) on Synergy’s drug plecanatide for the treatment of chronic idiopathic constipation (CIC).  At that meeting, agreement was reached on the clinical development plan.  A pivotal phase 3 program evaluating the safety and efficacy of plecanatide in CIC patients will be initiated in the fourth quarter of 2013.

Agreement was reached with the FDA on design, duration, size and primary and secondary efficacy endpoints for the pivotal phase 3 studies.

“We are very pleased with the outcome of our end-of-phase 2 meeting with the FDA where clear guidance was provided on clinical safety and efficacy requirements for completion of a registration program for plecanatide in CIC,” said Dr. Gary S. Jacob, President and CEO of Synergy. “A great deal of effort and planning have gone into preparations for our phase 3 development program, and we are now focused on the initiation of pivotal studies in the fourth quarter of this year.”

About Plecanatide

Plecanatide is Synergy’s lead guanylate cyclase-C (“GC-C”) agonist in development to treat patients with the functional GI disorders of chronic idiopathic constipation (CIC) and irritable bowel syndrome with constipation (IBS-C).  Plecanatide is a proprietary synthetic analog of uroguanylin, a hormone the body naturally produces to regulate critical GI functions. Orally administered plecanatide, like uroguanylin, binds to and activates the GC-C receptor expressed in the GI tract, resulting in fluid secretion and normalization of bowel movement.

About Synergy Pharmaceuticals, Inc.

Synergy Pharmaceuticals Inc. is a biopharmaceutical company focused on the development of new drugs to treat patients with gastrointestinal (GI) diseases and disorders. Synergy’s lead drug, plecanatide, and next generation candidate, SP-333, are proprietary analogs of the natural human GI hormone, uroguanylin, and members of the new class of guanylate cyclase-C (“GC-C”) agonists. Plecanatide is currently in development for the treatment of chronic idiopathic constipation (CIC) and irritable bowel syndrome with constipation (IBS-C). Synergy is currently enrolling IBS-C patients for its Phase 2b clinical trial. SP-333 is in development to treat patients with inflammatory bowel disease and other GI conditions. More information is available at www.synergypharma.com

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward- looking words such as “anticipate,” “planned,” “believe,” “forecast,” “estimated,” “expected,” and “intend,” among others. These forward-looking statements are based on Synergy’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, substantial competition; our ability to continue as a going concern; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payer reimbursement; limited sales and marketing efforts and dependence upon third parties; and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that future clinical trials discussed in this press release will be completed or successful or that any product will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Synergy’s Form 10-K for the year ended December 31, 2012 and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Synergy does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

CONTACTS:

Media
Gem Gokmen, 212-584-7610
Mobile: 646-637-3208
ggokmen@synergypharma.com

Investors
Bernard Denoyer, 212-297-0020
Mobile: 203-300-8147
bdenoyer@synergypharma.com